UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change to compensation of named executive officers

On February 15, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) approved an increase in the base salary of Dan Reuvers, the Company’s Corporate Vice President, President – Codman Specialty Surgical, to $425,000 per annum, effective as of April 1, 2018. In addition, the Committee approved a 60% target cash award (as a percentage of base salary) for Mr. Reuvers’ 2018 performance under the Company’s Performance Incentive Compensation Plan.

Performance stock award grants to named executive officers
On February 15, 2018, the Committee of the Board of the Company approved the grant of awards of performance stock (“Performance Shares”) under the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, to each of the following executive officers (the “Executives”), effective as of March 13, 2018:

•	Peter J. Arduini, President and CEO

•	Glenn G. Coleman, CVP and CFO

•	Robert T. Davis, Jr., CVP, President – Orthopedics and Tissue Technologies

•	Richard D. Gorelick, CVP, General Counsel, Administration and Secretary

•	Dan Reuvers, CVP, President – Codman Specialty Surgical
The dollar amount of the target Performance Shares to be granted to each Executive on March 13, 2018 is as follows:

Executive	Dollar Amount of the Target Performance Shares
Peter J. Arduini	$2,725,000
Glenn G. Coleman	$621,000
Robert T. Davis, Jr.	$312,500
Richard D. Gorelick	$175,000
Dan Reuvers	$280,000
Each Performance Share represents the Executive’s right to receive one share of the Company’s common stock if the applicable time- and performance-based vesting conditions are satisfied. All of the terms and conditions of the Performance Share awards remain the same as set forth in the Form of Performance Stock Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on February 29, 2016 and the Arduini Form of Performance Stock Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC on October 26, 2017, except for the following changes:

•
The performance-based vesting conditions have been changed from the Company’s achievement of goals relating to the increase in the Company’s annual gross revenue to goals relating to growth in the Company’s annual organic revenue (the “Performance Goal”); and

•
If the Performance Goal with respect to a given fiscal year is not achieved at the “target” level or higher, and the Company achieves a target average organic revenue growth rate goal (the “Secondary Performance Goal”) over the three-year performance period, then additional Performance Shares will vest on the third anniversary of the grant date as though the Performance Goal for such fiscal year was achieved at the “target” level. Previously, the Secondary Performance Goal was based on a target cumulative gross revenue growth rate goal.

The foregoing description of the Performance Share awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance Stock Agreement and Arduini Form of Performance Stock

Agreement, each of which will be an exhibit to Integra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: February 22, 2018	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer